                                                                     Exhibit 5.4

          [LETTERHEAD OF CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP]

                                                           9 September 2005

Elan Finance public limited company
Elan Finance Corp.
Elan Corporation, plc

c/o Elan Corporation, plc
Lincoln House
Lincoln Place
Dublin 2
Ireland

Dear Sirs

  ELAN FINANCE CORP. AND ELAN FINANCE PUBLIC LIMITED COMPANY (THE "CO-ISSUERS"
                             AND EACH A "CO-ISSUER")
                         ELAN CORPORATION, PLC ("ELAN")
       ELAN PHARMA LIMITED, ATHENA NEUROSCIENCES (EUROPE) LIMITED, MEADWAY
    PHARMACEUTICALS LTD. AND THE LIPOSOME COMPANY LIMITED (EACH, AN "ENGLISH
    SUBSIDIARY GUARANTOR" AND TOGETHER, THE "ENGLISH SUBSIDIARY GUARANTORS")
            US$850,000,000 7 3/4% SENIOR EXCHANGE NOTES DUE 2011 AND
           US$300,000,000 SENIOR FLOATING RATE EXCHANGE NOTES DUE 2011

We have acted on the instructions of Elan Finance Corp., a Delaware corporation,
Elan Finance public limited company, an Irish public limited company, Elan
Corporation, plc, an Irish public limited company and certain of Elan's English subsidiaries listed above in connection with the Co-Issuers' offer to exchange:

(a)     US $850,000,000 of the Co-Issuers' 7 3/4% Senior Exchange Notes due
        2011; and

(b)     US $300,000,000 of the Co-Issuers' Senior Floating Rate Exchange Notes
        due 2011 (together, the "EXCHANGE NOTES"),

for an identical principal amount at maturity of the Co-Issuers' 7 3/4% Senior
Exchange Notes due 2011 and the Co-Issuers' Senior Floating Rate Exchange Notes
due 2011 (together the "OUTSTANDING EXCHANGE NOTES" and together with the
Exchange Notes the "NOTES").

1.      DOCUMENTS

        For the purpose of this letter, we have examined inter alia the following:

1.1     An e-mailed copy of the executed version of the indenture dated 16
        November 2004 relating to the Exchange Notes (the "INDENTURE") including the note guarantees contained therein provided by the English Subsidiary
        Guarantors (the "GUARANTEES");

1.2     An e-mailed copy of the deposit and custody agreement dated 16 November
        2004 relating to the Exchange Notes (the "DEPOSIT AND CUSTODY
        AGREEMENT");

1.3     A copy of the memorandum and articles of association and the certificate of incorporation (and any certificate of incorporation on change of name) of each of the English Subsidiary Guarantors (together, the
        "CONSTITUTIVE DOCUMENTS");

1.4     An e-mailed certified true copy of the written resolutions of the board of directors of each of the English Subsidiary Guarantors (the "BOARD
        RESOLUTIONS");

1.5     A copy of a certificate from Companies House dated 8 September 2005 for each of the English Subsidiary Guarantors certifying inter alia that each of the English Subsidiary Guarantors has been in continuous and unbroken existence since the date of incorporation, that no action is currently being taken by the Registrar of Companies to strike the company off the register and dissolve it as defunct and confirming, so far as the Registrar is aware, the solvency of such English Subsidiary
        Guarantor; (together, the "COMPANIES HOUSE CERTIFICATES");

1.6     An e-mailed copy of a certificate of an officer of each English
        Subsidiary Guarantor dated 16 November 2004 (the "OFFICERS'
        CERTIFICATES"); and

1.7     An e-mailed certified true copy of a written resolution dated 10
        November 2004 of the shareholders of each of the English Subsidiary
        Guarantors (the "SHAREHOLDER RESOLUTIONS" and, together with the
        Constitutive Documents, the Board Resolutions and the Officers'
        Certificates, the "AUTHORISATION DOCUMENTS").

        In this opinion the Indenture and the Deposit and Custody Agreement are
        together referred to as the "DOCUMENTS". Unless defined herein, terms and expressions which are defined in the Indenture have the same respective meanings where used in this letter.

2.      ENGLISH LAW

        The opinions set out in this letter relate only to English law as applied by the English courts as at today's date. This letter expresses no opinion on the laws of any other jurisdiction and is governed by
        English law. We assume no responsibility for revising or updating our opinion to take into account changes in law, changes in practice or events or circumstances occurring after the date of this opinion.

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3.      ASSUMPTIONS

        The opinions set out in this letter are based upon the following assumptions:

3.1     The genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as emailed, certified, photostatic or faxed copes and the authenticity of the originals of such documents;

3.2     That the Documents were duly authorised by and duly executed and delivered by or on behalf of each of the parties thereto (except the
        English Subsidiary Guarantors) and that entering into the Documents and the performance thereof was at the time of entry into the transactions contemplated therein and is currently within the capacity and powers of each of them (except as aforesaid);

3.3     That the copies of the Constitutive Documents of each of the English
        Subsidiary Guarantors referred to above were at the time of entry into the Documents and are now true and up-to-date;

3.4     That the resolutions set out in the Board Resolutions of each of the
        English Subsidiary Guarantors were duly adopted by the directors of such
        English Subsidiary Guarantor, have not been revoked or suspended and are in full force and effect;

3.5     That the resolutions set out in the Shareholder Resolutions of each of the English Subsidiary Guarantors were duly adopted by the shareholders of such English Subsidiary Guarantor, had not at the time of entry into the Documents and have not since then been revoked or suspended and were at the time of entry into the Documents and remain in full force and effect;

3.6     That the matters set out in the Companies House Certificates of each of the English Subsidiary Guarantors were at the time of entry into the
        Documents and are now true and accurate in all respects;

3.7     That each director of each of the English Subsidiary Guarantors had at the time of entry into the Documents and has since then disclosed any interest which he may have in the transactions contemplated by the
        Documents in accordance with the provisions of the Companies Act 1985 and the articles of association of such relevant English Subsidiary
        Guarantor and that none of the directors of that English Subsidiary
        Guarantor had or has any interest in such transactions except to the extent permitted by the articles of association of that English
        Subsidiary Guarantor;

3.8     That upon entry into the transactions contemplated by the Indenture there had been and that since then there has been no alteration in the status or condition of each of the English Subsidiary Guarantors as revealed by a search carried out against each of the English Subsidiary
        Guarantors at the Companies Registration Office in London at 12.00 p.m.
        on 8 September 2005 and an enquiry by telephone in respect of each of the English Subsidiary Guarantors at the Central Index of Winding Up
        Petitions at 12.50 p.m. on 8 September 2005;

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3.9     That the directors of each of the English Subsidiary Guarantors, in resolving to give the guarantees under the Indenture and to execute, deliver and perform the Documents, acted bona fide and in the interests of that English Subsidiary Guarantor;

3.10    The absence of any other arrangements between any of the parties to the
        Documents which modify or supersede any of the terms of the Documents;

3.11    That all acts, conditions or things required to be fulfilled, performed or effected in connection with the Documents under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected; and

3.12    That as a matter of New York law (being the law by which each of them is expressed to be governed) the Documents constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their respective terms.

4.      OPINION

        On the basis of such assumptions we are of the opinion that the execution of the Documents, and the giving of the Guarantees by each
        English Subsidiary Guarantor pursuant to the Indenture, have been duly authorised by that English Subsidiary Guarantor.

5.      LIMITS OF OUR OPINION

        We express no opinion as to any agreement, instrument or other document other than as specified in this letter, nor as to any liability to tax which may arise or be suffered as a result of or in connection with the
        Documents.

        This opinion is given solely for the purposes of the Form F-4 to be filed with the United States Securities and Exchange Commission (the
        "COMMISSION") in connection with the Exchange Notes. Furthermore this opinion is given on the basis that any limitation on the liability of any other adviser to all or any of the persons to whom this letter is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

        We hereby consent to the filing of this opinion as an exhibit to the
        Co-Issuers' Registration Statement on Form F-4 to be filed with the
        United States Securities and Exchange Commission with respect to the
        Exchange Notes and the Guarantees, without admitting that we are
        "EXPERTS" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Yours faithfully

/s/ Clifford Chance

CLIFFORD CHANCE
LIMITED LIABILITY PARTNERSHIP

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